UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

Grayscale Hyperliquid Staking ETF

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-43316	41-6781242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Hyperliquid Staking ETF Shares	HYPG	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Capitalized terms used but not defined herein have the definitions given to them in the Trust’s Registration Statement on Form S-1, as amended (File No. 333-294493).

Item 1.01. Entry into a Material Definitive Agreement.

Additional Custodian; Custody Services Agreement

On September 30, 2026, Grayscale Investments Sponsors, LLC, the sponsor (the “Sponsor”) of Grayscale Hyperliquid Staking ETF (the “Trust”), on behalf of the Trust, and BitGo Bank & Trust, National Association (“BitGo Trust”or the “Additional Custodian”), a national banking association chartered under the laws of the United States and authorized by the Office of the Comptroller of the Currency to exercise custodial powers, entered into an amendment (the “BitGo Amendment”) to the Amended and Restated BitGo Custodial Services Agreement (the “BitGo Trust Custodian Agreement”) pursuant to which the Trust became a party to the BitGo
Trust Custodian Agreement.

Pursuant to the BitGo Trust Custodian Agreement, BitGo Trust will provide services related to the custody and safekeeping of a portion of the Trust’s HYPE holdings.

The Sponsor expects to utilize BitGo Trust’s services to custody a portion of the Trust’s HYPE. The Trust’s existing custody arrangement with Anchorage Digital Bank N.A. (“Anchorage Digital”) is unaffected by the Trust’s entry into the BitGo Trust Custodian Agreement, and Anchorage Digital remains the Trust’s primary custodian. The Sponsor shall, in its sole discretion, determine the amounts of HYPE held at either custodian as permitted by the Trust Agreement. At the current time, the Sponsor has not determined the amount of the Trust’s HYPE it will move to BitGo Trust. The addition of BitGo Trust reflects the Sponsor’s ongoing risk management approach as part of the Trust’s growing size. References to “the Custodian” in the Trust’s Registration Statement on Form S-1, as amended, the Trust’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, and other filings with the Securities and Exchange Commission will be deemed to refer to Anchorage Digital, BitGo Trust and/or other custodians, collectively or in their individual capacities, as the context may require.

With respect to the Trust’s HYPE held by BitGo Trust, upon Sponsor instruction, BitGo Trust will withdraw from the Trust’s account maintained with BitGo Trust the amount of HYPE necessary to pay the Trust’s Sponsor's Fee and any Additional Trust Expenses, consistent with the procedures described on page 115 of the Trust's prospectus, dated June 2, 2026, under “Business—Expenses; Sales of HYPE—Disposition of HYPE.” Fees paid to the Additional Custodian are a Sponsor-paid Expense.

Under the BitGo Trust Custodian Agreement, the Trust’s HYPE held at BitGo Trust is held in a segregated Custodial Account, is not commingled with Digital Assets held for other clients or with BitGo Trust’s own assets, and the keys with respect to that account are held by BitGo Trust.

In the event of a fork of the Hyperliquid blockchain, the BitGo Trust Custodian Agreement provides that BitGo Trust may temporarily suspend its operations and, in its sole discretion, decide whether or not to support (or cease supporting) either branch of the forked protocol entirely.

The BitGo Trust Custodian Agreement requires the Trust to indemnify BitGo Trust, its affiliates, and their respective officers, directors, agents, employees and representatives against certain losses arising from or related to the Trust’s material breach of the BitGo Trust Custodian Agreement, among other things, except where a claim was caused by certain acts of BitGo Trust. The BitGo Trust Custodian Agreement also requires BitGo Trust to maintain insurance policies and coverage.

The foregoing description of the BitGo Trust Custodian Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the BitGo Trust Custodian Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1., and the BitGo Amendment thereto, which is filed with this Current Report on Form 8-K as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated BitGo Custodial Services Agreement, dated as of June 5, 2026, by and between BitGo Bank & Trust, National Association and the entities listed on Schedule B thereto.
10.2

Amendment to Amended and Restated BitGo Custodial Services Agreement, dated as of September 30, 2026, by and between BitGo Bank & Trust, National Association and the Trust, adding Grayscale Hyperliquid Staking ETF as a party.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments Sponsors, LLC, as Sponsor of Grayscale Hyperliquid Staking ETF

Date:	October 5, 2026	By:	/s/ Kathryn Masci
Name: Kathryn Masci Title: Interim Chief Financial Officer*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments Sponsors, LLC, the Sponsor of the Registrant.